SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

FIDELITY WISE ORIGIN BITCOIN FUND

(Exact name of registrant as specified in its charter)

DELAWARE	See Exhibit 1
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

245 Summer Street V13E Boston, Massachusetts	02210
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

TITLE OF EACH CLASS TO BE SO REGISTERED	NAME OF EACH EXCHANGE ON WHICH EACH CLASS IS TO BE REGISTERED
Shares of Beneficial Interest of Fidelity Wise Origin Bitcoin Fund	Cboe BZX Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-254652

Securities to be registered pursuant to Section 12(g) of the Act:

None

TITLE OF EACH CLASS TO BE REGISTERED

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

The securities to be registered hereunder are shares of beneficial interest (the “Shares”), of the Fidelity Wise Origin Bitcoin Fund (the “Trust”). An application for listing of the Shares of the Trust has been filed with and approved by Cboe BZX Exchange, Inc. A description of the Shares is contained in the Trust’s preliminary prospectus, which is a part of the Registration Statement on Form S-1 (Registration Nos. 333-254652), filed with the Securities and Exchange Commission on or about December 29, 2023. Such description is incorporated by reference herein.

ITEM 2.	EXHIBITS

Pursuant to the “Instruction as to Exhibits” of Form 8-A, no exhibits are filed herewith or incorporated by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

FIDELITY WISE ORIGIN BITCOIN FUND
FD Funds Management LLC, as Sponsor of the Trust

By:	/s/ CYNTHIA LO BESSETTE
Cynthia Lo Bessette
President

January 3, 2024

Exhibit 1

Trust	I.R.S. Employer Identification No.
Fidelity Wise Origin Bitcoin Fund	86-6606379